UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2016

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

(608) 238-8008
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2016 the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) increased the number of Directors constituting the entire Board from nine (9) to ten (10), and, in accordance with Section 3.10 of the Company’s Amended and Restated By-laws, appointed Ms. Carol P. Sanders as a Class III Director to fill the vacancy created by this increase. The Board has not yet finalized Ms. Sanders’ committee appointments, if any.
Ms. Sanders has been the President of Carol Sanders Consulting, LLC since July 2015, a business consulting firm serving insurance and technology clients. Previously she was a senior financial executive having served primarily in the insurance industry. From June 2013 to June 2015, Ms. Sanders, age 49, served as Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance a Mutual Company, a property and casualty insurance carrier based in Wisconsin. Additionally, Ms. Sanders served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company, a specialty property and casualty insurance company based in Wisconsin, from November 2012 to July 2013. While at Jewelers Mutual, she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer and Treasurer from 2004 until May 2011. Ms. Sanders has been on the Board of Directors of Alliant Energy Corporation, a publicly-traded public utility holding company (NYSE: LNT) based in Wisconsin, since 2005. She is currently serving as chair of the compensation and personnel committee, as a member of both the executive and nominating and governance committees and previously served as the chair of the audit committee for six years. In May 2016, Ms. Sanders joined the Board of Directors of RenaissanceRe Holdings Ltd., a publicly traded global provider of reinsurance and insurance (NYSE: RNR) based in Bermuda, and serves as a member of the audit committee.

There was no arrangement or understanding between Ms. Sanders and any other persons pursuant to which Ms. Sanders was selected to serve as a Director of the Company. Also, Ms. Sanders has no relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than being entitled to the compensation payable to non-employee Directors as disclosed in the Company’s proxy statement for its Annual Meeting of Shareholders on May 16, 2016, Ms. Sanders is not a party to any plans, contracts or arrangements providing for any grants, awards or other compensation payable to Ms. Sanders by the Company.
The Board has considered what it believes to be all of the relevant facts and circumstances relating to the relationship between the Company and Ms. Sanders, including the independence standards set forth in Nasdaq Rule 5605(a)(2), and has determined that, in its opinion, Ms. Sanders does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that she is an “Independent Director” for purposes of this Rule.

Item 7.01.	Regulation FD Disclosure.
A copy of the Company’s press release, dated September 21, 2016, relating to the appointment of Ms. Sanders is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release of First Business Financial Services, Inc., dated September 21, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: September 21, 2016	By:	/s/ Barbara M. Conley
Barbara M. Conley
General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
99.1	Press Release of First Business Financial Services, Inc., dated September 21, 2016.